REVISED CONTRACT FOR THE PURCHASE AND SALE OF A BUSINESS

BACKGROUND and OVERVIEW:

Agreement for the sale of 51% of Approved Home Pros (Hereafter “AHP”) by Sean Johnson (Founder of Approved Home Pros, Owner 3 Circles Media Inc, dba Approved Home Pros and Managing Partner of Approved Home Pros LLC) to Solar Integrated Roofing Corp (a Nevada Corporation, Hereafter “SIRC”), along with associated Operating Agreement and Member Services Agreement, were signed and came into effect 11/4/ 2020.

After several months of co-owned operations it is agreed that AHP holds great potential value for SIRC as a tool to help create maximum sales and maximum shareholder value. It is also agreed that realizing that value will require:

1)Ending current shared ownership structure

2)SIRC becoming 100% owners of AHP

3)A well-executed and orderly transfer of leadership from Sean Johnson to SIRC

4)AHP Mission, Vision and Operations in-line with SIRC Marketing and Revenue Goals.

Recommendations to that effect were submitted on 3/31/2021 by SIRC representative Marlena LeBrun, assigned to work with AHP for evaluation purposes. These recommendations were generally agreed to by Sean Johnson and David Massey (SIRC C.E.O). This led to negotiations conducted in person, via proposal exchange, Zoom Meeting also including Brain Milholland (SIRC President), on 4/6/2021 (meeting recorded for reference), Meeting Recap submitted 4/7/2021, leading directly to this agreement.

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PRIORITIES and INTENDED BENEFITS

NOTE: The items below provide a summary of the intended benefits and priority action areas. They are provided for understanding current status and framework to view future actions. Specific outcomes cannot be guaranteed.

●SIRC PRIORITIES AND INTENDED BENEFITS:

○WHOLLY OWNED SIRC ASSET:

■CURRENT 51% OWNER

■BECOME 100% OWNER

○EXCLUSIVE ASSET: A marketing tool competitors can’t compete with or copy.

○SYSTEMS AND BUSINESS MODEL ADAPTED TO SIRC NEEDS

○SMOOTH TRANSITION TO SIRC LEADERSHIP

○RECRUITMENT AND DEVELOPMENT OF BEST POSSIBLE STAFF

○SPECIFIC GOALS AND METRICS TO JUDGE PROGRESS AND SUCCESS

○TOOL FOR BRAND DEVELOPMENT

○MONETIZE THE BRAND ACROSS ENTIRE ENTERPRISE

○TOOLS TO GENERATE “BUZZ” IN INVESTOR COMMUNITY

○MAJOR ASSET IN EXPANSION TO OTHER MARKETS.

●SEAN JOHNSON PRIORITIES AND INTENDED BENEFITS

○120 DAY TRANSITION TO SET COURSE FOR FUTURE SUCCESS

○CONSULTING AND ASSISTANCE AFTER 120 DAY TRANSITION PERIOD

○STAFF RECRUITMENT AND SELECTION ASSISTANCE

○PAYMENT OF BALANCE OWED and SERVICES TO BE RENDERED

■REMAINING BALANCE ON 51% OWNERSHIP PAID OVER 4 MONTHS

■MINIMAL FEE (SALARY) FOR SERVICES DURING TRANSITION:

■PAYMENTS MADE ACCORDING TO SET SCHEDULE

○REIMBURSEMENT FOR QUALIFYING, PRE-APPROVED EXPENSES

○HOSTING FEES: HOSTING FEES FOR TV AND OTHER MEDIA TO BE WAIVED DURING TRANSITION PERIOD

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AGREEMENT:

This agreement is made as of April 12, 2021 between Sean Johnson (as Owner of 3 Circles Media DBA Approved Home Prhs, and Managing Partner and President of Approved Home Pros LLC and an Individual) and Solar Integrated Roofing Corp (a Nevada Corporation, Hereafter “SIRC”).

Parties Therefore agree:

1.OWNERSHIP OF AHP

1.1EXISTING AGREEMENTS: Agreement for the sale of 51% of Approved Home Pros (Hereafter “AHP”) by Sean Johnson (hereafter “Sean”) to Solar Integrated Roofing Corp (a Nevada Corporation, Hereafter “SIRC”), along with associated Operating Agreement and Member Services Agreement, were signed and came into effect 11/4/ 2020.

1.2SUPERSEDING EXISTING AGREEMENTS: Any portions of the existing Sale, Member Services Agreement and Operating Agreements addressed or altered by this agreement will be superseded by this agreement. Both parties relinquishing any additional claims or demands related to the sale, obligations, services, structure, terms and compensation.

1.3CURRENT OWNERSHIP and BALANCE OWED: Per existing agreement SIRC has taken possession of 51% of AHP for a total price of $110,000. A $65K balance remains due to Sean Johnson as of 4/12/2021.

1.3a PAYMENT TERMS: Remaining Balance to be paid in 4 monthly installments, April-July 2021. Each Payment will be in the amount of $16,250.

1.3b PAYMENT SCHEDULE: April Payment to be made on 4/15/21, assuming contract signed prior. upon the execution of this agreement. Future months will be paid no later than the 15th day of each month. Invoices will be provided. (See Schedule 1 for details)

1.4TRANSFER OF REMAINING PERCENTAGE WITHOUT ADDITIONAL COMPENSATION: Once all monies due have been paid (per Schedule 1), Sean Johnson will sign over ownership of the remaining 49% to SIRC waiving any rights to associated compensation.

2.TRANSFER OF LEADERSHIP: Based on mutual agreement Sean Johnson will remain in his position to conduct orderly and well executed transfer of leadership to SIRC per the stipulations and terms below:

2.1TRANSITION and REORGANIZATION: Sean Johnson will play a lead role in a transition of leadership to SIRC. This includes:

2.1a CONTINUING TO OPERATE AS SENIOR LEADER OF AHP: But transitioning day-to-day roles to Marlena Lebrun as appropriate to equip for independent success.

2.1b ESTABLISH NEW SET OF PRIORITIES: With SIRC being the central focus of the program.

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■Priorities and Actions items will include;

●Setting up systems and content plan to maximize positive impact on SIRC

●Put these systems and other plan elements in writing

●Create KPIs (Key Performance Indicators).to judge progress on a monthly basis during the 120 day period.

●Train Marlena, and other appropriate staff, in all necessary systems and processes.(Note: Must be given requested time and focus from these people)

●Guide SIRC in the use a dedicated investment budget (See Section ##) for the best possible purpose to achieve priorities and KPI goals.

●Client Files, Lead Lists and Historical Sales Information will be transferred and trained.

●Assist in recruitment of staff and introductions to key players.

2.1c PROVIDE DAVID MASSEY A MONTHLY REPORT: Summarizing progress, challenges, needs, opportunities and KPI results. Will be in short bullet point form with relevant numbers included.

2.2INITIAL TRANSITION PERIOD- 120 DAY TERM: Sean Johnson will continue in his role as President and senior leader of AHP on a full time basis for an Initial Transition Period of 120 days following the execution of this agreement. Responsibilities to be transferred to SIRC as appropriate over 120 days.

2.2a COMPENSATION: Sean is to be paid a monthly fee of $5,000 (or prorated portion thereof). Monthly fee to be paid according to Schedule 1

2.3CONSULTING AND ASSISTANCE AFTER 120 DAYS: Following 120 days, additional 60 days of Consulting and Assistance will be made available upon request.

2.3a TIME COMMITMENT: Minimum of ten hours per week will be available for consulting. Specific dates and times available for consulting not guaranteed.

2.3b OPTION TO EXTEND: Option to extend consulting in 60 day increment with mutual agreement.

2.3c COMPENSATION: $120 per hour, plus pre-approved expenses. Time to be invoiced and paid on a monthly basis. (See Schedule 2)

2.4HOST DUTIES: Sean Johnson will perform hosting duties for media as needed during 120 days.

2.4a COMPENSATION DURING 120 DAYS: Hosting Fees For TV and other Media to be waived during 120 Transition Period.

2.4b OPTION TO EXTEND: Sean has option to extend consulting in 60 day increments if requested.

2.4c COMPENSATION IN EXTENDED PERIOD: If extended, Hosting will be done at the rate shown in Schedule 2.

2.4d RIGHTS FOR USE: AHP will have rights to use recorded or still images and audio elements in the San Diego market and on digital platforms in a manner targeting the San Diego area.

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2.5REIMBURSEMENT FOR QUALIFYING EXPENSES

2.5a BUDGETED EXPENSES: Sean Johnson will be reimbursed for any future expenses incurred in the course of normal business during the 120 period or any extension thereof. Qualifying expenses are those listed in Schedule 3. Expense budget subject to change by SIRC with changes non-retractive.

2.5b UNBUDGETED EXPENSES: Any expense not covered in Schedule 3 must be pre-approved by the SIRC CEO or person appointed by the CEO. Requests must be submitted in email form and approval given in reply or email noting said request.

2.5c. REIMBURSEMENT: Itemized list of expenses, with receipts as appropriate, must be submitted on or before the last day of each month for payment the following month.

3.CAPITAL INVESTMENT: SIRC will invest the amount requested in the accompanying budget (See Schedule 4) on a monthly basis, so long as progress is made according to KPIs in monthly reports.

3.1EXPENDITURES: Non-reimbursable expenditures, orders or purchase agreements will be made by SIRC representative(s) with orders placed under the authority and responsibility of SIRC.

3.2EXISTING SERVICES and ONGOING EXPENSES: Services and other items needed for operations of AHP will be transferred from Sean Johnson or AHP as operated by Sean Johnson, to AHP/SIRC.

3.3AMOUNTS CURRENTLY DUE: Amounts Currently due are included in supplied budget. (see Schedule 4)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date 4/12/21

Address for Legal Notices:	Address for Legal Notices:

Approved Home Pros	Solar Integrated Roofing Corporation
941 Orange Ave, #213	1475 N Cuyamaca St
Coronado, CA 92118	El Cajon, CA 92020
Attn: Sean Johnson	Attn: David Massey
SeanJohnson@3circlesmedia.com`	Dave@sircfamily.com

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SCHEDULE 1: Payment Details and Timeframes

PAYMENT HISTORY AND SCHEDULE TO COMPLETE PURCHASE OF 51%

ITEM	AMOUNT	BALANCE	NOTES
BEGINNING BALANCE	$110,000	$110,000	For purchase of 51%
INITIAL PAYMENT	$20,000	$90,000	On Agreement signing 11/4/20
DEC PAYMENT	$5,000	$85,000	Under old agreement
JAN PAYMENT	$5,000	$80,000	Under old agreement
FEB PAYMENT	$5,000	$75,000	Under old agreement
MARCH PAYMENT	$5,000	$70,000	Under old agreement
APRIL PAYMENT	$5,000	$65,000	Under old agreement
DUE POST- AGREEMENT 4/15	$16,250	$48,750	Begins New Agreement
MAY PAYMENT (New Agreement)	$16,250	$32,500	Due May 15
JUNE PAYMENT (New Agreement)	$16,250	$16,250	Due June 15
JULY PAYMENT (New Agreement)	$16,250	$0	Due July 15

PAYMENT FOR SERVICES DURING 120 DAY TRANSITION PERIOD

ITEM	AMOUNT	NOTES
Fee for Services April 15-April 30	$2,500	Pro Rated on $5K Monthly. To be Invoiced 4/30/21
Fee for Services May	$5,000	To be invoiced EOM, Due on 15th of following mo.
Fee for Services June	$5,000	To be invoiced EOM. Due on 15th of following mo.
Fee for Services July	$5,000	To be invoiced EOM. Due on 15th of following mo.
Fee for Services Aug 1-Aug 15	$2,500	To be invoiced 8/15. Due on 15th of following mo.

Once all monies noted above have been paid, remaining 49% of AHP will be signed over to SIRC by Sean Johnson.

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SCHEDULE 2: Compensation Details following 120 Day Transition Period

CONSULTING AFTER 120 DAYS

●ACTIVATION: Must be Mutually Agreed in Writing. In 60 Day Blocks.

●RATE: $120 per hour, plus expenses

●TERMS:

○Minimum Hours Available: 10 Hours Weekly

○Payable Monthly.

○Invoicing and Billable Hours:

■Invoice to be provided monthly.

■If no consulting is done, no invoice will be provided.

■If services are provided, there will be a minimum 1 hour charge.

■Additional time broken into ¼ hour increments.

■Invoice to contain traditional “Billable Hours” tracking details as would be supplied by Advertising Agency, PR Firm or the like.

HOSTING AFTER 120 DAYS :

If extended, Hosting will be done per terms below

●ACTIVATION: Must be Mutually Agreed in Writing. In 60 Day Blocks

●FOR TV SHOWS or TV COMMERCIAL FILMING

○RATE: $500 per TV Show Filming On-Set . Up to 2 Hours. $150 per Hour thereafter.

○TERMS:

■Due if Host or Co-Host

■Can film multiple shows in single session or elements of multiple shows.

■Session Dates/Times must be pre-approved

■Location within San Diego Metro Only

■Rights to use in San Diego area TV or San Diego Targeted Digital

●FOR TV OR VIDEO IN-FILED OR SEGMENT FILMING

○RATE: $150 Per Hour. One Hour Minimum

○TERMS:

■Travel Time Charged at hourly rate if outside 20 mile radius of Downtown San Diego

■Mileage to be reimbursed per standard rate

■Can film multiple segments in a single session or elements of multiple segments.

■Session Dates/Times must be pre-approved

■Location within San Diego Metro Only unless Pre-Approved

■Rights to use in San Diego area TV or San Diego Targeted Digital

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SCHEDULE 3: Budgeted Expenses and Reimbursement

Qualified Expenses not Requiring Pre-Approval. For 120 Day Transition Period Only

ITEM	AMOUNT	NOTES
AUTO PARKING	$20	Monthly Max. Receipt Required
AUTO MILEAGE	$100	Monthly Max. Paid at Gov. Rate. Itemized Report Required
CELL PHONE REIMBURSEMENT	$100	Flat Fee Paid Monthly
MEALS & ENTERTAINMENT	$100	Monthly Max. Receipt Required. Business Use Only.

Amounts above, or categories not covered require pre-approval in email form. Following 120 Day Period, New Expense Parameters to be agreed

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SCHEDULE 4: Company Budgets And Projected P&Ls

Link to Current Version (as Presented in Negotiations) https://docs.google.com/spreadsheets/d/1HiqPeAyre9pfb30EtYsw6-OzHaVpaGjD_o0IRcp AqBA/edit?usp=sharing

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